Benchmark Hosts Investor and Analyst Day at the NYSE

Provides Fiscal 2023 Guidance

TEMPE, Ariz., November 8, 2022 – As previously announced, Benchmark Electronics, Inc. (NYSE: BHE) will host a presentation at the New York Stock Exchange today, in celebration of 25 years being listed on the Exchange. During the meeting, Chief Executive Officer Jeff Benck, Chief Financial Officer Roop K. Lakkaraju, and other key business leaders will outline Benchmark’s market opportunity, business strategies, operational priorities, and financial objectives including fiscal year 2023 guidance.

Those wishing to participate should join the live webcast presentation, accessible on the Benchmark Investor Relations (IR) website.

What: Benchmark Investor and Analyst Day

When: Tuesday, November 8th, 2022, at 6 a.m. Pacific Time / 9 a.m. Eastern Time

Where: https://ir.bench.com/Investor-Events

Fiscal Year 2023 Guidance

For the fiscal year 2023 ending December, excluding effect of supply chain premiums, the company is providing the following guidance:

•
Revenue of $2.85-$2.95 billion
•
Non-GAAP operating margin of 4.1% to 4.5%
•
Non-GAAP diluted earnings per share of $2.35 to $2.45 per share
•
Free cash flow of $70-$90 million

About Benchmark Electronics, Inc.
Benchmark provides comprehensive solutions across the entire product life cycle by leading through its innovative technology and engineering design services, leveraging its optimized global supply chain and delivering world-class manufacturing services in the following industries: commercial aerospace, defense, advanced computing, next generation telecommunications, complex industrials, medical, and semiconductor capital equipment. Benchmark's global operations include facilities in seven countries and its common shares trade on the New York Stock Exchange under the symbol BHE.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are identified as any statement that does not relate strictly to historical or current facts and may include words such as “anticipate,” “believe,” “intend,” “plan,” “project,” “forecast,” “strategy,” “position,” “continue,” “estimate,” “expect,” “may,” “will,” “could,” “predict,” and similar expressions or the negative or other variations thereof. In particular, statements, express or implied, concerning the estimated financial impact of the COVID-19 pandemic, the company’s outlook and guidance for fiscal 2023 results, the company’s anticipated plans and long-term outlook about its financial and performance targets and other forecasts or expectations regarding years 2023 through 2025, including future operating results or margins, the ability to generate sales and income or cash flow, expected revenue mix, the company’s business strategy and strategic initiatives, the company’s repurchases of shares of its common stock, the company’s expectations regarding restructuring charges and amortization of intangibles, and the company’s intentions concerning the payment of dividends, among others, are forward-looking statements. Although the company believes these statements are based on and derived from reasonable assumptions, they involve risks, uncertainties and assumptions that are beyond the company’s ability to control or predict, relating to operations, markets and the business environment generally, including those discussed under Part I, Item 1A of the company's Annual Report on Form 10-K for the year ended December 31, 2021, and in any of the company’s subsequent reports filed with the Securities and Exchange Commission. In particular, these statements also depend on the severity and evolution of the COVID-19 pandemic and related risks, including the emergence and severity of its variants, the availability of vaccines and potential hesitancy to utilize them, government and other third-party responses to the crisis and the consequences for the global economy, the company’s business and the businesses of its suppliers and customers. Events relating to or resulting from the COVID-19 pandemic, the possibility of customer demand fluctuations, supply chain constraints, the effects that current credit and market conditions could have on the liquidity and financial condition of our customers and suppliers, including any impact on their ability to meet their contractual obligations to us, inflationary pressures, the effects of foreign currency fluctuations, or the ability to utilize the company’s manufacturing facilities at sufficient levels to cover its fixed operating costs, may have resulting impacts on the company’s business, financial condition, results of operations, and the company’s ability (or inability) to execute on its plans. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes, including the future results of our operations, may vary materially from those indicated. Undue reliance should not be placed on any forward-looking statements. Forward-looking statements are not guarantees of performance. All forward-looking statements included in this document are based upon information available to the company as of the date of this document, and the company assumes no obligation to update.

Non-GAAP Financial Measures

Management discloses non‐GAAP information to provide investors with additional information to analyze the Company's performance and underlying trends. A detailed reconciliation between historical GAAP results and results excluding certain items ("non-GAAP") can be found tables attached to the company’s most recent earnings releases and associated form 8-K filings. In situations where a non-GAAP reconciliation has not been provided, the Company was unable to provide such a reconciliation without unreasonable effort due to the uncertainty and inherent difficulty predicting the occurrence, the financial impact and the periods in which the non-GAAP adjustments may be recognized. Management uses non‐GAAP measures that exclude certain items in order to better assess operating performance and help investors compare results with our previous guidance. This document also references "free cash flow", which the Company defines as cash flow from operations less additions to property, plant and equipment and purchased software. The Company's non‐GAAP information is not necessarily comparable to the non‐GAAP information used by other companies. Non‐GAAP information should not be viewed as a substitute for, or superior to, net income or other data prepared in accordance with GAAP as a measure of the Company's profitability or liquidity. Readers should consider the types of events and transactions for which adjustments have been made.

Contacts

Investors & Analysts

Paul Mansky

Investor Relations & Corporate Development

(512) 580-2719

Paul.Mansky@bench.com